                                                                     EXHIBIT 4.3



= = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = =



                               DEPOSIT AGREEMENT


                                    BETWEEN


                             BANKERS TRUST COMPANY


                                      and


                          SOUTHERN INVESTMENTS UK plc



                          Dated as of ______ __, 1996



= = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = =

                               TABLE OF CONTENTS
                                                                            Page

ARTICLE I.........................................................................   1
    SECTION 1.01.  Definitions....................................................   1
    SECTION 1.02.  Rules of Construction..........................................   3


ARTICLE II........................................................................   3
    SECTION 2.01.  Deposit of the Global Notes....................................   3
    SECTION 2.02.  Book-Entry System..............................................   3
    SECTION 2.03.  Registration of Transfer of the Book-Entry Interest............   3
    SECTION 2.04.  Transfer of a Global Note......................................   4
    SECTION 2.05.  Cancellation...................................................   4
    SECTION 2.06.  Payments in Respect of a Book-Entry Interest and Global Note...   5
    SECTION 2.07.  Change in Principal Amount of a Global Note....................   5
    SECTION 2.08.  Record Date....................................................   5
    SECTION 2.09.  Action in Respect of a Book-Entry Interest or a Global Note....   5
    SECTION 2.10.  Surrender of a Global Note.....................................   6
    SECTION 2.11.  Reports........................................................   6
    SECTION 2.12.  Additional Amounts.............................................   6


ARTICLE III.......................................................................   7
    SECTION 3.01.  Certain Duties and Responsibilities............................   7
    SECTION 3.02.  Notice of Default..............................................   8
    SECTION 3.03.  Certain Rights of Book-Entry Depositary........................   8
    SECTION 3.04.  Not Responsible for Recitals or Issuance of Senior Notes.......   9
    SECTION 3.05.  Money Held in Trust............................................   9
    SECTION 3.06.  Compensation and Reimbursement.................................   9
    SECTION 3.07.  Book-Entry Depositary Required; Eligibility....................  10
    SECTION 3.08.  Resignation and Removal; Appointment of Successor..............  10
    SECTION 3.09.  Acceptance of Appointment by Successor.........................  11
    SECTION 3.10.  Merger, Conversion, Consolidation or Succession to Business....  12

                                       i

ARTICLE IV........................................................................  12
    SECTION 4.01.  Notices to Book-Entry Depositary or Company....................  12
    SECTION 4.02.  Notice to Depositary; Waiver...................................  13
    SECTION 4.03.  Effect of Headings and Table of Contents.......................  13
    SECTION 4.04.  Successors and Assigns.........................................  13
    SECTION 4.05.  Separability Clause............................................  13
    SECTION 4.06.  Benefits of Agreement..........................................  13
    SECTION 4.07.  Governing Law..................................................  14
    SECTION 4.08.  Jurisdiction...................................................  14
    SECTION 4.09.  Counterparts...................................................  14
    SECTION 4.10.  Inspection of Agreement........................................  14
    SECTION 4.11.  Satisfaction and Discharge.....................................  14
    SECTION 4.12.  Amendments.....................................................  15
    SECTION 4.13.  Book-Entry Depositary To Sign Amendments.......................  15

                               DEPOSIT AGREEMENT

          This Deposit Agreement (as the same may be amended from time to time in accordance with the provisions hereof, the "Deposit Agreement"), dated as of ______________, 1996, is between Bankers Trust Company, a New York banking corporation, as book-entry depositary hereunder (the "Book-Entry Depositary") and Southern Investments UK plc, a public limited company organized under the laws of England and Wales (the "Company").

                                   ARTICLE I

                   Definitions and Other General Provisions
                   ----------------------------------------


          SECTION 1.01. Definitions. Terms not defined herein have the meanings
                        -----------
ascribed to them in the Indenture. The following terms, as used herein, have the following meanings:

          "Book-Entry Depositary" means the party named as such in this
           ---------------------
Agreement or its nominee or the custodian of either until a successor shall have become such pursuant to Section 3.08 hereof, and thereafter "Book-Entry Depositary" shall mean such successor or its nominee or the custodian of either.

          "Book-Entry Interests" means the _____% certificateless depositary
           --------------------
interests and the _____% certificateless depositary interests that shall at all times, prior to the issuance of Definitive Registered Notes in respect thereof, represent the right to receive 100% of the principal, premium (if any), interest and Additional Amounts (if any) of the underlying _____% Global Note due 2001 and the _____% Global Note due 2006, respectively, and that are issued to DTC or its nominee by the Book-Entry Depositary.

          "Book-Entry Register" has the meaning ascribed thereto in Section 2.03
          ---------------------
hereof.

          "Company" means the party named as such in this Agreement until a
           -------
successor replaces it pursuant to the applicable provisions of the Indenture and, thereafter, means the successor.

          "Corporate Trust Office" means the office of the Book-Entry Depositary
           ----------------------
in the City of New York, at which any particular time its corporate trust business shall be principally administered, which at the date hereof is located at Bankers Trust Company, Four Albany Street, New York, NY 10006, Attn:
Corporate Trust Public Utilities Group and Agency Group.

          "Definitive Registered Notes" means the _____% Senior Notes due 2001
           ---------------------------
and the _____% Senior Notes due 2006 issued pursuant to the Indenture and the Supplemental Indenture in substantially the form of Exhibits B and D, respectively, to the Supplemental Indenture.

          "Depositary" means DTC or any successor, as the Depositary of the
           ----------
Book-Entry Interests as recorded on the Book-Entry Register.

          "DTC" means The Depository Trust Company or its nominee.
           ---

          "Global Notes" means the ______% Global Note due 2001 and the ____%
           ------------
Global Note due 2006 in bearer form issued pursuant to the Indenture and the Supplemental Indenture in substantially the same form as of Exhibits A and C, respectively, to the Supplemental Indenture.

          "Indenture" means the Indenture dated as of __________, 1996, between
           ---------
the Company and Bankers Trust Company, as Trustee, and Bankers Trust Luxembourg S.A., as paying and transfer agent relating to the Senior Notes as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental thereto entered into pursuant to the applicable provisions thereof, including for all purposes to the extent applicable, the provisions of the Trust Indenture Act that are deemed to be a part of and govern such instrument.

          "Interests" means beneficial interests in the Book-Entry Interests
           ---------
that will be shown on records maintained in book-entry form by DTC.

          "Letter of Representations" means the Letter of Representations to DTC
           -------------------------
dated ____________, 1996, from the Book-Entry Depositary and the Company.

          "Opinion of Counsel" means a written opinion from legal counsel, who
           ------------------
may be an employee of or regular counsel for the Company or may be other counsel reasonably acceptable to the Book-Entry Depositary.

          "Responsible Officer", when used with respect to the Book-Entry
           -------------------
Depositary, means any authorized officer of the Book-Entry Depositary including any vice president, assistant vice president, assistant secretary, treasurer, assistant treasurer, or any other officer of the Book-Entry Depositary who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any depositary matter is referred because of such officer's knowledge of and familiarity with the particular subject.

          "Senior Note" means any _____% Senior Note due 2001 or any _____%
           -----------
Senior Note due 2006 of the Company issued under the Indenture and the Supplemental Indenture.

          "Supplemental Indenture" means the First Supplemental Indenture dated
           ----------------------
as of _______, 1996, between the Company and Bankers Trust Company, as Trustee, and Bankers Trust Luxembourg S.A., as paying and transfer agent, relating to the Senior Notes.

          "Trustee" means Bankers Trust Company and its successors and
           -------
assigns, as trustee under the Indenture and the Supplemental Indenture.

          SECTION 1.02. Rules of Construction Unless the context otherwise requires:

          (a)  a term has the meaning assigned to it;

          (b)  "or" is not exclusive;

          (c)  "including" means including without limitation; and

          (d) words in the singular include the plural and words in the plural include the singular.

                                  ARTICLE II

                                   Interests
                                   ---------

          SECTION 2.01. Deposit of the Global Notes. The Book-Entry Depositary
                        ----------------------------
hereby accepts custody of the Global Notes from the Trustee and shall act as Book-Entry Depositary in accordance with the terms of this Agreement. The Book-Entry Depositary shall hold such Global Notes at its Corporate Trust Office in the City of New York or at such place as it shall determine with the consent of the Company and shall issue the Book-Entry Interests in accordance with the Letter of Representations.

          SECTION 2.02. Book-Entry System. (a) Upon acceptance by DTC of the
                        ------------------
Book-Entry Interests for entry into its book-entry settlement system in accordance with the terms of the Letter of Representations, Interests in the Book-Entry Interests will be recorded on and traded through DTC's book-entry system, and ownership of such Interests shall be shown in, and the transfer of such ownership shall be effected only through, records maintained by (i) DTC or its successors or (ii) institutions that have accounts with DTC or its successors ("DTC Participants"). Interests shall be transferable only as units representing authorized denominations of the Senior Notes.

          (b) The Book-Entry Interest shall be issuable only to DTC, or successors of DTC or their respective nominees. Except as provided in Section 2.07, no owner of Interests shall be entitled to receive a Senior Note on account of such ownership, and such owner's Interests shall be shown only in accordance with the procedures of DTC as set forth in the Letter of Representations.

          SECTION 2.03.  Registration of Transfer of the Book-Entry Interest.
                         ----------------------------------------------------
The Book-Entry Depositary agrees to maintain at the Book-Entry Depositary's Corporate Trust Office the Book-Entry Register in which the Book-Entry Depositary shall (i) record DTC as the initial registered owner of the Book-Entry Interests and (ii) record the registration and transfer of the Book-Entry Interests. Neither of the Book-Entry Interests can be transferred unless such transfer is recorded on the Book-Entry Register. The Book-Entry Depositary shall not constitute the agent of the Company for any other purpose and, in particular, it shall not constitute the agent of the Company in relation to any payments it may make to the owner of the Book-Entry Interests or be authorized to undertake any obligations on behalf of the Company.

          The foregoing paragraph shall not (i) impose an obligation on the Book-Entry Depositary to record the ownership interests in or transfers of Interests held by DTC Participants or its successors or Persons that may hold Interests through such institutions or (ii) restrict transfers of such Interests held by DTC Participants or such Persons. The Book-Entry Depositary shall treat the Depositary or its nominee or their respective successors as the absolute owner of the Book-Entry Interest for all purposes whatsoever and shall not be bound or affected by any notice to the contrary, other than an order of a court having jurisdiction over the Book-Entry Depositary.

          SECTION 2.04. Transfer of a Global Note. The Book-Entry Depositary
                        --------------------------
shall hold the Global Notes in custody for the benefit of the Depositary. The Book-Entry Depositary shall not transfer or lend either of the Global Notes or any interest therein, except that the Book-Entry Depositary may transfer either of the Global Notes as a whole to a successor Book-Entry Depositary with the consent of the Company. Notwithstanding the foregoing, the Depositary may not under any circumstances request the Book-Entry Depositary to surrender or deliver either of the Global Notes to the Depositary. If (i) the Depositary notifies the Company and the Book-Entry Depositary that it is unwilling or unable to continue as Depositary with respect to either of the Book-Entry Interests or if at any time it is unable to continue as, or ceases to be, a "clearing agency" under the Exchange Act and a successor Depositary registered as a "clearing agency" under the Exchange Act is not appointed by the Company within 120 days; (ii) the Book-Entry Depositary notifies the Company under
Section 3.08 hereof that it is at any time unwilling or unable to continue as Book-Entry Depositary and no successor Book-Entry Depositary has been appointed by the Company within 120 days of such notification; (iii) the Company shall request that Definitive Registered Notes be issued; or (iv) an Event of Default (as defined in the Indenture) has occurred and is continuing and the holder of a majority in outstanding principal amount of interests in either of the Book-Entry Interests has requested that Definitive Registered Notes be issued in accordance with Section 2.07 hereof and the Indenture, then the Book-Entry Depositary will promptly notify the Trustee and request the Trustee to issue Definitive Registered Notes in such names and denominations as the Depositary shall specify in accordance with Section 209 of the Supplemental Indenture, and the Book-Entry Depositary agrees that in such event it will promptly surrender the Global Note held by it to the Trustee in connection with such exchange and that such Global Note will be canceled upon issuance of such Definitive Registered Notes. All costs (taxes, governmental charges or otherwise) related to the issuance of Definitive Registered Notes will be borne by the Company subject to any exceptions set forth in the Indenture.


          SECTION 2.05. Cancellation. If a Global Note is surrendered for
                        -------------
payment, or for redemption of Senior Notes evidenced thereby or for exchange for Definitive Registered Notes to any Person other than the Trustee, such Global Note shall, subject to Section 2.07, be delivered to the Trustee for cancellation.

          SECTION 2.06.  Payments in Respect of a Book-Entry Interest and Global
                         -------------------------------------------------------
Note. (a) Whenever the Book-Entry Depositary shall receive from the Trustee (or
-----
other paying agent under the Indenture) any payment on a Global Note, such payments shall be distributed promptly to the Depositary on the payment date for such Global Note. So long as DTC is the Depositary, such payments shall be made in accordance with the Letter of Representations.

          (b) The Book-Entry Depositary will forward to the Company or its agents such information from its records as the Company may reasonably request in writing to enable the Company or its agents to file necessary reports with governmental agencies, and the Book-Entry Depositary, the Company or their agents may (but shall not be required to) file any such reports necessary to obtain benefits under any applicable tax treaties for the Depositary of, or the beneficial owners of Interests in the Book-Entry Interests.

          (c) Notwithstanding any other provisions of this Agreement, the Book-Entry Depositary shall be required to pay to the Depositary only amounts (including Additional Amounts (as defined in the Indenture)) received by the Book-Entry Depositary under the Global Notes.

          (d) Neither the Company nor any agent of the Company will have any responsibility or liability for any aspect relating to payments made or to be made by the Book-Entry Depositary to DTC in respect of the Global Notes or the Book-Entry Interests. None of the Company, the Trustee, the Book-Entry Depositary or any agent of any of the foregoing will have any responsibility or liability for any aspect relating to payments made or to be made by DTC on account of a Participant's or Indirect Participant's ownership of an Interest in the Book-Entry Interests or for maintaining, supervising or reviewing any records relating to a Participant's or an Indirect Participant's Interests in a Book-Entry Interest.


     SECTION 2.07. Change in Principal Amount of a Global Note. Whenever the
                   --------------------------------------------
principal amount at maturity of a Global Note held by the Book-Entry Depositary is changed by the Trustee, the Book-Entry Depositary shall notify the Depositary of the corresponding change in the principal amount of the related Book-Entry Interest.

     SECTION 2.08. Record Date. Whenever any payment is to be made in respect of
                   ------------
a Global Note or the Book-Entry Depositary shall receive notice of any action to be taken by the Depositary of a Global Note or Depositary of interests therein, or whenever the Book-Entry Depositary otherwise deems it appropriate in respect of any other matter, the Book-Entry Depositary shall fix a record date for the determination of the Depositary who shall be entitled to receive payment in respect of the Book-Entry Interest or to take any such action or to act in respect of any such matter. Subject to the provisions of this Agreement, only the Depositary who is registered on the Book-Entry Register at the close of business on such record date shall be entitled to receive any such payment, to give instructions as to such action or to act in respect of any such matter.

     SECTION 2.09.  Action in Respect of a Book-Entry Interest or a Global Note.
                    ------------------------------------------------------------
(a) As soon as practicable after receipt by the Book-Entry Depositary of notice of any solicitation of consents or request for a waiver or other action by the Depositary or owners of Interests under this Agreement or the Indenture, the Book-Entry Depositary shall mail to the Depositary a notice containing (i) such information as is contained in such notice, (ii) a statement that the Depositary at the close of business on a specified date will be entitled, subject to the provisions of or governing the Book-Entry Interest or Global Note, as the case may be, to instruct the Book-Entry Depositary as to the consent, waiver or other action, if any, pertaining to such Book-Entry Interest or Global Note, as the case may be, and (iii) a statement as to the manner in which such instructions may be given. Upon the written request of the Depositary received on or before the date established by the Book-Entry Depositary for such purpose, the Book-Entry Depositary shall endeavor insofar as practicable and permitted under the provisions of or governing such Book-Entry Interest or Global Note, as the case may be, to take such action regarding the requested consent, waiver or other action in respect of such Book-Entry Interest or Global Note, as the case may be, in accordance with any instructions set forth in such request. The Book-Entry Depositary shall not itself exercise any discretion in the granting of consents or waivers or the taking of any other action in respect of such Book-Entry Interest or Global Note.

          (b) The Depositary may direct the time, method and place of conducting any proceeding for any remedy available to the Book-Entry Depositary or of exercising any trust or power conferred on the Book-Entry Depositary. However, the Book-Entry Depositary may refuse to follow any direction that conflicts with law or this Agreement or the Indenture or, subject to Section 3.01 hereof, that the Book-Entry Depositary determines would involve it in Personal liability.

     SECTION 2.10. Surrender of a Global Note. In the event of the redemption,
                   ---------------------------
payment or purchase in full of all the Senior Notes represented by either of the Global Notes, then such Global Note shall become void and the Book-Entry Depositary shall surrender such Global Note to the Trustee for cancellation.

     SECTION 2.11. Reports. The Book-Entry Depositary shall immediately (and in
                   --------
no event later than 10 days from receipt) send to the Depositary a copy of any notices, reports and other communications received by it relating to the Company, the Senior Notes or the Book-Entry Interests.

     SECTION 2.12. Additional Amounts. All payments made by the Book-Entry
                   -------------------
Depositary pursuant to this Agreement shall be made without deduction or withholding for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (collectively, "United Kingdom Taxes") imposed or levied by or on behalf of the United Kingdom or any political subdivision thereof or any authority therein or thereof having power to tax therein (each a "U.K. Tax Authority"), unless the withholding or deduction of such United Kingdom Taxes is then required by law.

     At least 10 days prior to the first interest payment date, and at least 10 days prior to each succeeding interest payment date if there has been any change with respect to the matters set forth in the below-mentioned Directors' Certificate, the Company will furnish the Book-Entry Depositary with a Directors' Certificate instructing the Book-Entry Depositary whether such payment of principal of or interest on such Book-Entry Interest shall be made to the Depositary without deduction or withholding for or on account of any United Kingdom Taxes. If any such deduction or withholding shall be required, prior to such interest payment date the Company will furnish the Book-Entry Depositary with a Directors' Certificate which specifies the amount required to be deducted or withheld on such payment. Neither the Company nor any agent of the Company will have any responsibility or liability for any aspect relating to payments made or to be made by the Book-Entry Depositary to DTC in respect of the Senior Notes or the Book-Entry Interests. None of the Company, the Trustee, the Book-Entry Depositary or any agent of any of the foregoing will have any responsibility or liability for any aspect relating to payments made or to be made by DTC on account of a Participant's or Indirect Participant's ownership of an interest in the Book-Entry Interests or for maintaining, supervising or reviewing any records relating to a Participant's or Indirect Participant's interests in the Book-Entry Interests. The Company shall indemnify the Book-Entry Depositary, its officers, directors and employees for, and hold it harmless against, any loss, liability or expense reasonably incurred without negligence, willful misconduct or bad faith on its part arising out of or in connection with actions taken or omitted by it in reliance on any Directors' Certificate furnished to it pursuant to this Section 2.12.

                                  ARTICLE III

                           The Book-Entry Depositary
                           -------------------------

          SECTION 3.01. Certain Duties and Responsibilities. (a) The Book-Entry
                        ------------------------------------
Depositary undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Book-Entry Depositary.

          (b) In the absence of bad faith on its part, the Book-Entry Depositary may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Book-Entry Depositary and conforming to the requirements of this Agreement, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Book-Entry Depositary, the Book-Entry Depositary shall examine the same to determine whether or not they conform to the requirements of this Agreement.

          (c) No provision of this Agreement shall be construed to relieve the Book-Entry Depositary from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

               (i) the Book-Entry Depositary shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Book-Entry Depositary, unless the Book-Entry Depositary was negligent in ascertaining the pertinent facts; and

               (ii) no provision of this Agreement shall require the Book-Entry Depositary to spend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if repayment of such funds or adequate indemnity against such risk or liability satisfactory to the Book-Entry Depositary has not been assured to it.

          (d) The Book-Entry Depositary shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Depositary relating to the time, method and place of conducting any proceeding for any remedy available to the Book-Entry Depositary, or exercising any power conferred upon the Book-Entry depositary, under this Agreement or the Indenture.

          (e) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Book-Entry Depositary shall be subject to the provisions of this Section 3.01.

     SECTION 3.02. Notice of Default. Within 90 days after the occurrence of any
                   ------------------
Event of Default with respect to a Global Note (a "Note Default") of which a
                                                   ------------
Responsible Officer of the Book-Entry Depositary assigned to its corporate trust department has actual knowledge, the Book-Entry Depositary shall transmit by mail to the Depositary in the manner provided in Section 4.02 hereof, notice of such Note Default, unless such Note Default shall have been cured or waived.

     SECTION 3.03. Certain Rights of Book-Entry Depositary. Subject to the
                   ----------------------------------------
provisions of Section 3.01 hereof:

          (a) the Book-Entry Depositary may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Directors' Certificate or Company Order or as otherwise expressly provided herein and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (c) the Book-Entry Depositary may consult with counsel, and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (d) the Book-Entry Depositary shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Book-Entry Depositary, in its discretion, may make further inquiry or investigation into such facts or matters as it may see fit, and, if the Book-Entry Depositary shall determine to make such further inquiry or investigation, it shall be entitled upon reasonable prior request and during normal business hours to examine the books, records and premises of the Company, Personally or by agent or attorney;

          (e) the Book-Entry Depositary may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, but the Book-Entry Depositary shall be responsible for any misconduct or negligence on the part of any such agent or attorney appointed by it hereunder;

          (f) the Book-Entry Depositary shall be under no obligation to expend or risk its own funds or to exercise, at the request or direction of the Depositary, any of the rights or powers vested in it by this Agreement or the Indenture unless the Depositary shall have offered to the Book-Entry Depositary security or indemnity satisfactory to the Book-Entry Depositary against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

          (g) whenever in the administration of its duties under this Agreement the Book-Entry Depositary shall deem it desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, the Book-Entry Depositary (unless other evidence be herein specifically prescribed) may, in the absence of negligence or bad faith on its part, rely upon a Directors' Certificate.

     SECTION 3.04.  Not Responsible for Recitals or Issuance of Senior Notes.
                    ---------------------------------------------------------
The recitals contained in the Indenture and in the Senior Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company and the Book-Entry Depositary assumes no responsibility for their correctness. The Book-Entry Depositary makes no representations as to the validity or sufficiency of this Agreement or of the Senior Notes. The Book-Entry Depositary shall not be accountable for the use or application by the Company of the proceeds with respect to the Senior Notes.

     SECTION 3.05. Money Held in Trust. Money held by the Book-Entry Depositary
                   --------------------
in trust hereunder need not be segregated from other funds held by the Book-Entry Depositary, except to the extent required by law. The Book-Entry Depositary shall be under no obligation to invest or pay interest on any money received by it hereunder, except as otherwise agreed in writing with the Company. Any interest accrued on funds deposited with the Book-Entry Depositary under this Agreement shall be paid to the Company from time to time and the Depositary shall have no claim to any such interest.

     SECTION 3.06.  Compensation and Reimbursement.  The Company agrees:
                    -------------------------------

          (a) to pay to the Book-Entry Depositary from time to time such compensation as is agreed upon in writing;

          (b) except as otherwise expressly provided herein, to reimburse the Book-Entry Depositary upon its request for all reasonable expenses, disbursements and advances incurred or made by the Book-Entry Depositary in accordance with any provision of this Agreement (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel, which compensation, expenses and disbursements shall be set forth in sufficient written detail to the satisfaction of the Company), except any such expense, disbursement or advance as may be attributable to its or their negligence or bad faith; and

          (c) to indemnify the Book-Entry Depositary for, and to hold it harmless against, any loss, liability or expense incurred without negligence, bad faith or willful misconduct on its part arising out of or in connection with the acceptance or administration of this Agreement and its duties hereunder, including the costs and expenses of defending itself against any claim of liability in connection with the exercise or performance of any of its powers or duties hereunder. The Indemnity provided by this Section 3.06(c) shall survive the satisfaction and discharge of this Agreement pursuant to Section 4.11 hereof.


     SECTION 3.07. Book-Entry Depositary Required; Eligibility. At all times
                   --------------------------------------------
when there is a Book-Entry Depositary hereunder, such Book-Entry Depositary shall be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, having, together with its parents, a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal, state or District of Columbia authority and willing to act on reasonable terms. Such corporation shall have its principal place of business in the Borough of Manhattan, The City of New York, if there be such a corporation in such location willing to act upon reasonable and customary terms and conditions. If such corporation, or its parent, publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 3.07, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Book-Entry Depositary hereunder shall at all times be the Trustee under the Indenture, subject to receipt of an Opinion of Counsel that the same Person is precluded by law from acting in such capacities. If at any time the Book-Entry Depositary shall cease to be eligible in accordance with the provisions of this Section 3.07, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

     SECTION 3.08. Resignation and Removal; Appointment of Successor. (a) No
                   --------------------------------------------------
resignation or removal of the Book-Entry Depositary and no appointment of a successor Book-Entry Depositary pursuant to this Article shall become effective until (i) the acceptance of appointment by the successor Book-Entry Depositary in accordance with the applicable requirements of Section 3.09 hereof or (ii) the issuance of Definitive Registered Notes in accordance with Section 2.04 or
Section 2.07 hereof and the Indenture.

     (b) The Book-Entry Depositary may resign with respect to a Global Note by giving written notice thereof to the Company and the Depositary, in accordance with Section 4.01 and Section 4.02 hereof, 60 days prior to the effective date of such resignation. The Book-Entry Depositary may be removed at any time upon 90 days' notice by the filing with it of an instrument in writing signed on behalf of the Company and specifying such removal and the date when it is intended to become effective. If the instrument of acceptance by a successor Book-Entry Depositary required by Section 3.09 hereof shall not have been delivered to the Book-Entry Depositary within 30 days after the giving of such notice of resignation or removal, the resigning Book-Entry Depositary may petition any court of competent jurisdiction for the appointment of a successor Book-Entry Depositary.

     (c)  If at any time:

     (i) the Book-Entry Depositary shall cease to be eligible under Section 3.07 hereof, or shall cease to be eligible as Trustee under the Indenture, and shall fail to resign after written request therefor by the Company or by the Depositary, or

     (ii) the Book-Entry Depositary shall become incapable of acting with respect to a Book-Entry Interest or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Book-Entry Depositary or of its property shall be appointed or any public officer shall take charge or control of the Book-Entry Depositary or of its property or affairs for the purpose of rehabilitation, conservation or liquidation.

then, in any such case, (i) the Company, by Board Resolution, may remove the Book-Entry Depositary and appoint a successor Book-Entry Depositary, and (ii) if the Company shall fail to remove such Book-Entry Depositary and appoint a successor Book-Entry Depositary, the Depositary may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Book-Entry Depositary or Book-Entry Depositaries and the appointment of a successor Book-Entry Depositary, unless Definitive Registered Notes have been issued in accordance with the Indenture.

     (d) If the Book-Entry Depositary shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Book-Entry Depositary for any cause, the Company, by Board Resolution, shall promptly appoint a successor Book-Entry Depositary (other than the Company) and shall comply with the applicable requirements of Section 3.09 hereof. If no successor Book-Entry Depositary with respect to a Global Note shall have been so appointed by the Company and accepted appointment in the manner required by Section 3.09, the Depositary may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Book-Entry Depositary unless Definitive Registered Notes have been issued in accordance with the Indenture.

     (e) The Company shall give, or shall cause such successor Book-Entry Depositary to give, notice of each resignation and each removal of a Book-Entry Depositary and each appointment of a successor Book-Entry Depositary to the Depositary in accordance with Section 4.02 hereof. Each notice shall include the name of the successor Book-Entry Depositary and the address of its Corporate Trust Office.

     SECTION 3.09. Acceptance of Appointment by Successor. (a) In case of the
                   ---------------------------------------
appointment hereunder of a successor Book-Entry Depositary, every such successor Book-Entry Depositary so appointed shall execute, acknowledge and deliver to the Company and to the retiring Book-Entry Depositary an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Book-Entry Depositary shall become effective and such successor Book-Entry Depositary, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Book-Entry Depositary, with like effect as if originally named as Book-Entry Depositary hereunder; but, on the request of the Company or the successor Book-Entry Depositary, such retiring Book-Entry Depositary shall, upon payment of all amounts due and payable to it
                             -------------------------------------------------
pursuant to Section 3.06 hereof, execute and deliver an instrument transferring
-------------------------------
to such successor Book-Entry Depositary all the rights and powers of the retiring Book-Entry Depositary and shall duly assign, transfer and deliver to such successor Book-Entry Depositary all property and money held by such retiring Book-Entry Depositary hereunder. Any retiring Book-Entry Depositary shall, nonetheless, retain a prior claim upon all property or funds held or
                    -------------------------------------------------------
collected by such Book-Entry Depositary to secure any amounts then due it
-------------------------------------------------------------------------
pursuant to Section 3.06 hereof.
-------------------------------

     (b) Upon request of any such successor Book-Entry Depositary, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Book-Entry Depositary all such rights, powers and agencies referred to in paragraph (a) of this Section 3.09.

     (c) No successor Book-Entry Depositary shall accept its appointment unless at the time of such acceptance such successor Book-Entry Depositary shall be eligible under this Article.

     (d) Upon acceptance of appointment by any successor Book-Entry Depositary as provided in this Section 3.09, the Company shall give notice thereof to the Depositary in accordance with Section 4.02 hereof. If the acceptance of appointment is substantially contemporaneous with the resignation of the Book-Entry Depositary, then the notice called for by the preceding sentence may be combined with the notice called for by Section 3.08(b) hereof. If the Company fails to give such notice within 10 days after acceptance of appointment by the successor Book-Entry Depositary, the successor Book-Entry Depositary shall cause such notice to be given at the expense of the Company.

     SECTION 3.10.  Merger, Conversion, Consolidation or Succession to Business.
                    ------------------------------------------------------------
Any corporation into which the Book-Entry Depositary may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Book-Entry Depositary shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Book-Entry Depositary, shall be the successor of the Book-Entry Depositary hereunder, without the execution of filing of any paper or any further act on the part of any of the parties hereto.


                                  ARTICLE IV

                           Miscellaneous Provisions
                           ------------------------

     SECTION 4.01. Notices to Book-Entry Depositary or Company. Any
                        -------------------------------------------
request, demand, authorization, direction, notice, consent, or waiver or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with,

     (a) the Book-Entry Depositary by the Depositary, by the Trustee or the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and Personally delivered or mailed, first-class postage prepaid, to the Book-Entry Depositary at is Corporate Trust Office, Attention: Corporate Trust Trustee Administration Department, or at any other address previously furnished in writing by the Book-Entry Depositary to the Depositary, the Trustee and the Company, or

     (b) the Company, by the Book-Entry Depositary or by the Depositary shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and Personally delivered or mailed, first-class postage prepaid to Southern Investments UK plc, Attention: ____________________________, or at any other address previously furnished in writing to the Book-Entry Depositary by the Company.

     SECTION 4.02. Notice to Depositary; Waiver. Where this Agreement provides
                   -----------------------------
for notice to the Depositary of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided or as provided in the Letter of Representations) if in writing and mailed, first-class postage prepaid, to the Depositary at the address notified to the Book-Entry Depositary, in each case not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by the Depositary shall be filed with the Book-Entry Depositary, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Book-Entry Depositary shall constitute a sufficient notification for every purpose hereunder.

     SECTION 4.03. Effect of Headings and Table of Contents. The Article and
                   -----------------------------------------
Section headings herein are for convenience only and shall not affect the construction hereof.

     SECTION 4.04. Successors and Assigns. All covenants and agreements in this
                   -----------------------
Agreement and the Senior Notes by the Company shall bind its successors and assigns, whether so expressed or not.

     SECTION 4.05. Separability Clause. In case any provision in this Agreement
                   --------------------
or in the Senior Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

     SECTION 4.06. Benefits of Agreement. Nothing in this Agreement, the Senior
                   ----------------------
Notes or the Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any benefits or any legal or equitable right, remedy or claim under this Agreement. The Depositary and owners from time to time of Interests in the Book-Entry Interest shall be parties to this Agreement and shall be bound by all of the terms and conditions hereof and of the Indenture and the Senior Notes, by their acceptance of delivery of the Interests.

     SECTION 4.07. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND
                   --------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     SECTION 4.08. Jurisdiction. The Company agrees that any legal suit, action
                   -------------
or proceeding against the Company brought by the Book-Entry Depositary arising out of or based upon this Agreement may be instituted in any state or Federal court in the Borough of Manhattan, The City of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding and irrevocably submits to the nonexclusive jurisdiction of such courts in any suit, action or proceeding. The Company has appointed [CT Corporation], 1633 Broadway, New York, New York 10019, as its authorized agent (the "Authorized Agent") upon whom process may be served in any legal suit, action or proceeding arising out of or based upon this Agreement which may be instituted in the Supreme Court of New York, New York County of the United States District Court for the Southern District of New York by the Depositary or the Book-Entry Depositary, and expressly accepts the nonexclusive jurisdiction of any such court in respect of any such action. Such appointment shall be irrevocable. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company. Notwithstanding the foregoing, any action based on this Agreement may be instituted by the Book-Entry Depositary in any competent court in England.

     SECTION 4.09. Counterparts. This Agreement may be executed in any number of
                   -------------
counterparts by the parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

     SECTION 4.10. Inspection of Agreement. A copy of this Agreement shall be
                   ------------------------
available at all reasonable times during normal business hours at the Corporate Trust Office of the Book-Entry Depositary for inspection by any Depositary.

     SECTION 4.11. Satisfaction and Discharge. This Agreement upon Company Order
                   ---------------------------
shall cease to be of further effect, and the Book-Entry Depositary, at the expense of the Company shall execute proper instruments acknowledging satisfaction and discharge of this Agreement, when (i) the Indenture has been satisfied and discharged pursuant to the provisions thereof or Definitive Registered Notes have been issued and the Global Note has been canceled in accordance with the provisions of Section 2.05 hereof and the Indenture, (ii) the Company has paid or caused to be paid all sums payable hereunder by the Company and (iii) the Company has delivered to the Book-Entry Depositary a Directors' Certificate and an Opinion of Counsel, stating that all conditions precedent herein provided relating to the satisfaction and discharge of this Agreement have been complied with.

     SECTION 4.12. Amendments. The Company and the Book-Entry Depositary may
                   -----------
amend this Agreement without the consent of the Depositary:

          (a) to cure any formal defect, omission, inconsistency or ambiguity;

          (b) to add to the covenants and agreements of the Company or the Book-Entry Depositary;

          (c) to effect the assignment of the Book-Entry Depositary's rights and duties to a qualified successor, as provided herein;

          (d) to comply with any requirements of the Securities Act, the Exchange Act or the U.S. Investment Company Act of 1940, as amended, and the Trust Indenture Act;

          (e) to modify this Agreement in connection with an amendment to the Indenture that does not require the consent of the Depositary; or

          (f) to modify, alter, amend or supplement this Agreement in any other respect not inconsistent with this Agreement which, in the opinion of counsel acceptable to the Company, is not materially adverse to the Depositary.

     Except as set forth in this Section 4.12, no amendment which materially adversely affects any Depositary or beneficial owner of Interests may be made to this Agreement without the consent of such Depositary or beneficial owner.

     SECTION 4.13. Book-Entry Depositary To Sign Amendments. The Book-Entry
                   -----------------------------------------
Depositary shall sign any amendment authorized pursuant to Section 4.12 if the amendment does not materially adversely affect the rights, duties, liabilities or immunities of the Book-Entry Depositary. If it does, the Book-Entry Depositary may but need not sign it.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.


                                    SOUTHERN INVESTMENTS UK PLC



                                    By:
                                       ---------------------------------
                                       Name:
                                       Title:


                                    BANKERS TRUST COMPANY, as
                                    Book-Entry Depositary,


                                    By:
                                       ----------------------------------
                                       Name:
                                       Title: